Exhibit 12.1



GOLDEN STAR RESOURCES
LTD.
Ratio of Earnings to Fixed Charges
Canadian Generally Accepted Accounting
Principles
(in thousands of United States Dollars)
                           Six Months           Twelve Months Ended December 31,          For the Period
                         Ended June 30,                                                  From May 16, 1992
                                                                                          to December 31,
                                1996               1995            1994            1993              1992
                         ---------------      ------------    -------------    ---------  -----------------
EARNINGS
Pre-tax Income (Loss) -            $121        ($12,181)        ($8,785)        ($1,650)         ($14,170)
Canadian GAAP
Fixed Changes                       $18             $21              $8             $38               $78

Less adjustments:
  Minority interest in
  the losses of
  subsidiaries                  ($1,102)        ($4,916)            ($7)             $0                $0
                                 -------          ------          ------           -----            ------



Adjusted Income (Loss)            ($963)       ($17,076)        ($8,784)        ($1,612)         ($14,092)
                                 =======        =======          =======         =======         =========
FIXED CHARGES
  Interest portion of
  rental expense (b)                  $8             $13              $8              $7                $2
  interest expense                   $10              $8              $0             $31               $76
                                 -------         -------           -----           -----          --------
Total Fixed Charges                  $18             $21              $8             $38               $78
                                 =======         ========          =====           =====          ========

Ratio of earnings to              (53.5)         (813.1)       (1,098.0)          (42.4)           (180.7)
fixed charges (a)

Calculated Deficiency              ($18)           ($21)            ($8)           ($38)             ($78)


(a)Earnings for the six months ended June 30, 1996, for the twelve months ended December 31, 1995, 1994 and 1993 and for the period from May 16, 1992 to December 31, 1992 were inadequate to cover fixed charges.

(b)Represents the portion of rental expense which management believes is a reasonable approximation of an interest factor.


GOLDEN STAR RESOURCES LTD.
Ratio of Earnings to Fixed Charges
United States Generally Accepted Accounting Principles
(in thousands of United States Dollars)


                           Six Months           Twelve Months Ended December 31,          For the Period
                         Ended June 30,                                                  from May 16, 1992
                                                                                          to December 31,
                                   1996            1995            1994            1993              1992
                          -------------       -----------      ----------      ----------  ----------------
EARNINGS
Pre-tax income (Loss) -        ($10,724)       ($28,330)       ($16,081)        ($8,435)         ($13,299)
U.S. GAAP

Fixed Charges                       $18             $21              $8             $38               $78
Less adjustments:
  Minority interest in
  the losses of
  subsidiaries                  ($1,898)        ($4,660)        ($1,498)             $0                $0
                               --------        ---------        -------         --------          --------

Adjusted Income (Loss)         ($12,604)       ($32,969)       ($17,571)        ($8,397)         ($13,221)
                               =========        ========        ========         =======         =========
FIXED CHARGES
  Interest portion of
  rental expense (b)                 $8             $13              $8              $7                $2
  interest expense                  $10              $8              $0             $31               $76
                                    ---             ---             ---             ---               ---
Total Fixed Changes                 $18             $21              $8             $38               $78
                                  =====         =======         =======          ======             ======

Ratio of earnings to             (700.2)       (1,570.0)       (2,196.4)         (221.0)           (169.5)
fixed charges (a)

Calculated Deficiency              ($18)           ($21)            ($8)           ($38)             ($78)

(a)Earnings for the six months ended June 30, 1996, for the twelve months ended December 31, 1995, 1994 and 1993 and for the period from May 16, 1992 to December 31, 1992 were inadequate to cover fixed charges.

(b)Represents the portion of rental expense which management believes is a reasonable approximation of an interest factor.